EXHIBIT 23.1

RELIABILITY INCORPORATED
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-1 No. 33-90532) pertaining to the Spatializer Audio Laboratories, Inc. 1995 Incentive Stock Option Plan, of our report dated March 27, 2014, with respect to the financial statements of Spatializer Audio Laboratories, Inc. as of and for the years ended December 31, 2013 and 2012.

/s/ Ramirez Jimenez International CPAs

Irvine, California
March 27, 2014